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EXHIBIT 4(l)

                                 AMENDMENT NO. 7

                     SEVENTH AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

         THIS SEVENTH AMENDMENT, dated as of the 31st day of December, 1999, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by six amendments (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The definition of "Base Net Worth" in Section 1 of the Agreement is amended to read in its entirety:

                  "`Base Net Worth' shall mean, $19,000,000 less an amount equal to the lesser of the `impairment charge' taken by Company with respect to fiscal year 1999 (`Impairment Charge') and $9,000,000. On the last day of each fiscal quarter of Company commencing March 31, 2000, Base Net Worth shall be increased by an amount equal to 50% of Net Income for the fiscal quarter then ended. Such increase shall be effective on the last day of the fiscal quarter in which such determination is made. Any fiscal quarter with respect to which Net Income is less than zero, Net Income shall be deemed to be zero."

         2. The definition of "EBITDA" set forth in Section 1 of the Agreement is amended to read as follows:

                  "`EBITDA' shall mean as of any date of determination, Net Income for the four preceding fiscal quarters ending on such date of determination plus, to the extent deducted in determining Net Income,
         (1) depreciation and amortization expense of Company and its consolidated Subsidiaries for such period, (2) interest expense of Company and its consolidated Subsidiaries for such period, (3) income taxes of Company and its consolidated Subsidiaries for such period, and
         (4) an amount equal to the lesser of the Impairment Charge and $9,000,000, all as determined in accordance with generally accepted accounting principles consistently applied."

         3. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.


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         4. This Amendment shall be effective upon (a) execution of this
Amendment by Company and Bank (b) execution by the Guarantors of the attached Acknowledgment, and (c) payment by Company to Bank of a non-refundable $15,000 closing fee.

         5. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                                        NEWCOR, INC.


By:  /s/ Brian E. Marshall                           By:  /s/ James J. Connor
   -------------------------------                      ------------------------

Its: Vice President                                  Its: Vice President
                                                         -----------------------

                                                     By:  /s/ Keith F. Hale
                                                        ------------------------

                                                     Its: President and CEO
                                                         -----------------------


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                                 ACKNOWLEDGMENT



         The undersigned accept and agree to the Amendment No. 7 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.


                                                    ROCHESTER GEAR, INC.



                                                    By:   /s/ James J. Connor
                                                       -------------------------

                                                    Its:  Vice President
                                                        ------------------------


                                                    By:   /s/ Keith F. Hale
                                                       -------------------------

                                                    Its:  President and CEO
                                                        ------------------------


                                                    ENC CORP.



                                                    By:   /s/ James J. Connor
                                                       -------------------------

                                                    Its:  Vice President
                                                        ------------------------


                                                    By:   /s/ Keith F. Hale
                                                       -------------------------

                                                    Its:   President and CEO
                                                        ------------------------





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DECO TECHNOLOGIES, INC.                     PLASTRONICS PLUS, INC.

By:  /s/ James J. Connor                    By:  /s/ James J. Connor
   ----------------------------                ---------------------------------

Its: Vice President                         Its: Vice President
    ---------------------------                 --------------------------------

By:  /s/ Keith F. Hale                      By:  /s/ Keith F. Hale
   ----------------------------                ---------------------------------

Its: President and CEO                      Its: President and CEO
    ---------------------------                 --------------------------------

DECO INTERNATIONAL, INC.                    NEWCOR M-T-L, INC.

By:  /s/ James J. Connor                    By:  /s/ James J. Connor
   ----------------------------                 --------------------------------

Its: Vice President                         Its: Vice President
    ---------------------------                 --------------------------------

By:  /s/ Keith F. Hale                      By:  /s/ Keith F. Hale
   ----------------------------                ---------------------------------

Its: President and CEO                      Its: President and CEO
    ---------------------------                 --------------------------------

TURN-MATIC, INC.                            GRAND MACHINING COMPANY

By:  /s/ James J. Connor                    By:  /s/ James J. Connor
   ----------------------------                ---------------------------------

Its: Vice President                         Its: Vice President
    ---------------------------                 --------------------------------

By:  /s/ Keith F. Hale                      By:  /s/ Keith F. Hale
   ----------------------------                ---------------------------------

Its: President and CEO                      Its: President and CEO
    ---------------------------                 --------------------------------

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